UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 30, 2011

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
 (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 30, 2011, Westinghouse Solar, Inc., a Delaware corporation (the “Company ”), entered into a securities purchase agreement with CBD Energy Limited (“CBD”), an Australian corporation, relating to the sale of 1,666,667 shares of common stock (the “Shares”) at a price of $0.60 per share The aggregate purchase price was $1,000,000.20. The Company intends to use the proceeds of the sale of the Shares as working capital for ordinary corporate purposes. As a result of the sale of the Shares, the Company anticipates that its stockholders’ equity at December 31, 2011 will be not less than $3 million.

As a result of the sale of the Shares, (i) pursuant to the terms of the outstanding Series B 4% Convertible Preferred Stock (the “Series B Preferred”), the conversion price of the Series B Preferred will be reduced from $0.80 per share of common stock to become $0.60 per share of common stock, and (ii) pursuant to the terms of the outstanding Series K Warrants to purchase 1,700,000 shares of common stock, the exercise price per share of those warrants will be reduced from $0.80 per share of common stock to become $0.60 per share of common stock. There are currently 2,273 shares of Series B Preferred that remain outstanding. After adjustment to the conversion price as a result of the sale of the Securities, the outstanding Series B Preferred would be convertible into 3,409,029 shares of common stock.

A copy of the form of the Securities Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is not a complete summary of the terms of the Securities Purchase Agreement described in this Item 1.01, and reference is made to the complete text of the agreement that is filed herewith as an exhibit.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.02.

The Company is relying on exemptions from registration provided under Section 4(2) of the Securities Act and Regulation D and Regulation S under the Securities Act for the issuance of the Shares, which exemptions the Company believes are available because the Shares were not offered pursuant to a general solicitation, and the status of the purchaser of the Shares as an “accredited investor” as defined in Regulation D, and as a non-“U.S. Person” as defined in Regulation S under the Securities Act.

Item 3.03  Material Modification to Rights of Security Holders.

The disclosure provided above in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the CBD Energy Limited, dated as of December 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 3, 2012

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Form of Securities Purchase Agreement by and among Westinghouse Solar, Inc. and the CBD Energy Limited thereto, dated as of December 30, 2011.